Exhibit 99.1

The Geological Society of Nevada (GSN) Publishes Paper on U.S. Gold Corp.’s Keystone Project, Cortez Trend, Nevada

ELKO, NV, August 25, 2020 — U.S. Gold Corp. (NASDAQ: USAU) (the “Company”), a gold exploration and development company, is pleased to announce that the Geological Society of Nevada (GSN) 2020 Symposium has published a paper on its Keystone Project, located on the Cortez Trend in Nevada.

Ken Coleman, U.S. Gold Corp.’s Project Geologist; Thomas Chapin, Senior Consulting Geologist and Gabriel Aliagra, Geologist authored the paper titled “Geologic and Exploration Update, Keystone Project, Eureka County, Nevada.” The paper can be viewed at its entirety at:

https://www.usgoldcorp.gold/Keystone-GSN-2020

Ken Coleman commented, “A tremendous amount of work has been done by U.S. Gold Corp. to advance the Keystone project to its current state. Keystone is a large, district scale project of 20 square miles and several areas of the project have never, to our knowledge, had any prior systematic, model driven exploration efforts. We are now at the point where we have specific potential discovery targets identified which is a culmination of the all the work done over the last 4 years which includes mapping, geophysics, geochemistry, permitting and significant scout hole drilling. With our recent acquisition of Northern Panther Resource Corporation and recent financing efforts, we believe that we now have the financial resources to move ahead with our 2020 Keystone exploration program. Our recently appointed President, George Bee and I are reviewing and refining our Keystone exploration plans and plan to provide further updates in the near future.”

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold exploration company. U.S. Gold Corp. has a portfolio of exploration properties. Copper King, now the CK Gold Project, is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. The Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to implement future exploration programs, COVID-19 uncertainties, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company makes no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold